Exhibit 10.1

DEED OF INDEMNITY

THIS DEED OF INDEMNITY (this “Deed”), made and entered into as of this              day of             , 201    , by and between Noble Corporation plc, a company registered in England and Wales with company number 08354954 (the “Company”), and              (“Indemnitee”), who is currently serving or will serve the Company in the capacity of a director and/or officer thereof;

WITNESSETH:

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions, and of the Articles of Association of the Company, and the vagaries of public policy, are too uncertain to provide the directors and officers of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company; and

WHEREAS, the Company and Indemnitee are aware that highly experienced and capable persons are often reluctant to serve as directors or officers of a company unless they are protected to the fullest extent permitted by law by comprehensive insurance or indemnification, especially since the legal risks and potential liabilities, and the very threat thereof, associated with lawsuits filed against the officers and directors of a company, and the resultant substantial time, expense, harassment, ridicule, abuse and anxiety spent and endured in defending against such lawsuits, whether or not meritorious, bear no reasonable or logical relationship to the amount of compensation received by the directors or officers from the company; and

WHEREAS, Article 208 of the Articles of Association of the Company sets forth certain provisions relating to the indemnification of, and advancement of expenses to, officers and directors (among others) of the Company or any Associated Company by the Company; and

WHEREAS, after due consideration and investigation of the terms and provisions of this Deed and the various other options available to the Company and Indemnitee in lieu thereof, the board of directors of the Company have determined in good faith that this Deed is not only reasonable and prudent, but necessary to promote the success of the Company for the benefit of its members as a whole; and

WHEREAS, Noble Corporation, a Swiss corporation (“Noble-Swiss”) and Indemnitee have previously entered into an Indemnity Agreement; and

WHEREAS, pursuant to that certain Merger Agreement dated June 30, 2013 between Noble Swiss and the Company (the “Merger Agreement”), the Company became the successor company to Noble Swiss; and

WHEREAS, pursuant to Section 5.4 of the Merger Agreement, the Company has agreed to enter into indemnity agreements with each executive officer and director of the Company who, immediately prior to the Effective Time (as defined in the Merger Agreement), was a party to an indemnity agreement with Noble Swiss on terms as set forth in such Section 5.4; and

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as an officer and/or director of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in either or both of such capacities;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee, intending to be legally bound, do hereby agree as follows:

1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company, at the will of the Company or under separate contract, if such exists, for so long as Indemnitee is duly elected or appointed and qualified in accordance with the provisions of the Articles of Association of the Company or until such time as Indemnitee tenders his resignation in writing.

2. Definitions. As used in this Deed:

(a) The term “Proceeding” shall mean any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding, except one initiated by Indemnitee to enforce his rights under this Deed.

(b) The term “Expenses” includes, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(c) The term “Associated Company” shall mean a company which is either a subsidiary or a holding company of the Company or a subsidiary of such holding company and the expressions “holding company” and “subsidiary” shall have the meaning given in the Statutes.

(d) The term “Business Day” shall mean any day other than a Saturday, Sunday or English bank or public holiday.

(e) References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any (i) excise taxes assessed with respect to any employee benefit plan and (ii) penalties; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; references to “relief” shall mean relief under sections 661(3) and 661(4) or section 1157 of the Companies Act 2006; and a person who acts in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Deed.

(f) References to the “Statutes” means the Companies Act 2006 and every other statute (including any orders, regulations, or other subordinate legislation made under them) for the time being in force concerning companies and affecting the Company.

3. Indemnity in Third Party Proceedings. Subject to Section 16, the Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director and/or officer of the Company or an Associated Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such Proceeding, provided it is determined pursuant to Section 7 of this Agreement or by the court having jurisdiction in the matter, that Indemnitee acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, had reasonable cause to believe that his conduct was unlawful.

4. Indemnity in Proceedings by or in the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or is threatened to be made a party to or otherwise involved in any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director and/or officer of the Company or an Associated Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense, settlement or other disposition of such Proceeding, except that no indemnification shall be made under this Section 4 to the extent excluded under Section 16 or in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the court shall determine upon an application for relief that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee acted honestly and reasonably and ought fairly to be relieved from liability.

5. Indemnification for Expenses of Successful Party. Notwithstanding any other provision of this Deed to the contrary, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding referred to in Sections 3 and/or 4 of this Deed, or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

6. Advances of Expenses. The Expenses incurred by Indemnitee pursuant to Sections 3 and/or 4 of this Deed in connection with any Proceeding shall, at the written request of Indemnitee, be paid by the Company in advance of the final disposition of such Proceeding upon receipt by the Company of an undertaking by or on behalf of Indemnitee (“Indemnitee’s Undertaking”) to repay such amount to the extent that it is ultimately determined in accordance with Section 10 that Indemnitee is not entitled to be indemnified by the Company. The request for advancement of Expenses by Indemnitee and the undertaking to repay of Indemnitee, which need not be secured, shall be substantially in the form of EXHIBIT A to this Deed.

7. Right of Indemnitee to Indemnification or Advancement of Expenses Upon Application; Procedure upon Application.

(a) Any indemnification under Sections 3 and/or 4 of this Deed shall be made no later than 45 days after receipt by the Company of the written request of Indemnitee, unless a determination is made within said 45-day period by (i) a majority vote of the directors of the Company who are not parties to the involved Proceeding, even though less than a quorum, or (ii) independent legal counsel in a written opinion (which counsel shall be appointed if there are no such directors or if such directors so direct), that Indemnitee has not met the applicable standards for indemnification set forth in Section 3 or 4, as the case may be, or that the exclusions in Section 16 prohibit such payment.

(b) Any advancement of Expenses under Section 6 of this Deed shall be made no later than 10 days after receipt by the Company of Indemnitee’s Undertaking.

(c) In any action to establish or enforce the right of indemnification or to receive advancement of Expenses as provided in this Agreement, the burden of proving that indemnification or advancement of Expenses is not appropriate shall be on the Company. Neither the failure of the Company (including its board of directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its board of directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Expenses incurred by Indemnitee in connection with successfully establishing or enforcing his right of indemnification or to receive advancement of Expenses, in whole or in part, under this Agreement shall also be indemnified by the Company.

8. Indemnification and Advancement of Expenses under this Deed Not Exclusive. The rights of indemnification and to receive advancement of Expenses as provided by this Deed shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Association of the Company, any other agreement, any vote of shareholders of the Company, English law, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

9. Partial Indemnification. If Indemnitee is entitled under any provision of this Deed to indemnification for, or to receive advancement by the Company for some or a portion of, the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal, settlement or other disposition of any Proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

10. Repayment of Expenses advanced. Any amount advanced pursuant to Section 6 shall be repaid by the Indemnitee the event that: (a) the Indemnitee is convicted in any Proceedings; (b) judgment is given against the Indemnitee in any Proceedings; (c) in an application for relief the court refuses to grant the Indemnitee relief, or (d) the Indemnitee uses the funds for a purpose other than that for which they were advanced. Any repayment required pursuant to this Section 10 (a) to (d) (inclusive) shall be made by no later than the date on which the conviction, judgment or refusal of relief becomes final. Any repayment required pursuant to this Section 10 shall be made by the Indemnitee on demand by the Company.

For the purposes of this Deed, a conviction, judgment or refusal to grant relief shall become final:

(a)	if not appealed against, at the end of the period for bringing an appeal; or

(b)	if appealed against, at the time when the appeal (or any further appeal) is disposed of.

For the purposes of this Deed, an appeal is disposed of if: (a) it is determined and the period for bringing any further appeal has ended; or (b) it is abandoned or otherwise ceases to have effect.

11. Rights Continued. The rights of indemnification and to receive advancement of Expenses as provided by this Deed shall continue as to Indemnitee even though Indemnitee may have ceased to be a director or officer of the Company and shall inure to the benefit of Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

12. No Construction as an Employment Agreement or Any Other Commitment. Nothing contained in this Deed shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries, if Indemnitee currently serves as an officer of the Company, or to be renominated as a director of the Company, if Indemnitee currently serves as a director of the Company.

13. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director or officer of the Company under such policy or policies.

14. No Duplication of Payments. The Company shall not be liable under this Deed to make any payment of amounts otherwise indemnifiable under this Deed if, and to the extent that, Indemnitee has otherwise actually received such payment under any contract, agreement or insurance policy, the Articles of Association of the Company, or otherwise.

15. Subrogation. In the event of payment under this Deed, the Company shall be subrogated to the extent of such payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including without limitation the execution of such documents as may be necessary to enable the Company effectively to bring suit to enforce such rights.

16. Exceptions. Notwithstanding any other provision in this Deed, the Company shall not be obligated pursuant to the terms of this Deed, to indemnify or advance Expenses to Indemnitee with respect to any Proceeding, or any claim therein, (i) brought or made by Indemnitee against the Company, (ii) to the extent that it would be unlawful (whether pursuant to the Statutes of otherwise) for the Company to provide such indemnity or advance such Expenses to the Indemnitee (iii) in which the act or omission giving rise to the liability suffered or incurred by the Indemnitee is found, to have constituted fraud, wilful misconduct or recklessness on the part of the Indemnitee or was otherwise conduct which would entitle the Company or an Associated Company to dismiss the Indemnitee from employment and/or office without compensation or payment in lieu of notice, or (iv) in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or similar provisions of any national, state, provincial or local statute.

17. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Deed shall be given or made in writing Service of a notice must be effected by one of the following methods:

(a) by hand to the address set out in Section 18 and shall be deemed served upon delivery if delivered during a Business Day, or at the start of the next Business Day if delivered at any other time; or

(b) by prepaid first-class post to the relevant address set out in Section 18 and shall be deemed served at the start of the second Business Day after the date of posting; or

(c) by prepaid international airmail to the relevant address set out in Section 18 and shall be deemed served at the start of the fourth Business Day after the date of posting,

For the purposes of this Deed “during a Business Day” means any time between 9.30 a.m. and 5.30 p.m. on a Business Day based on the local time where the recipient of the notice is located. References to “the start of [a] Business Day” and “the end of [a] Business Day” shall be construed accordingly.

18. Address for service. Notices shall be addressed as follows:

Name:	The Company Secretary

Address:	Noble Corporation plc
18b Charles Street
London
W1J 5DU
England

19. Contractual Rights. The right to be indemnified or to receive advancement of Expenses under this Deed (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Deed and (iii) shall continue after any rescission or restrictive modification of this Deed as to events occurring prior thereto.

20. Severability. If any provision or provisions of this Deed shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Deed shall be construed so as to give effect to the intent manifested by the provisions held invalid, illegal or unenforceable.

21. Successors; Binding Agreement. The Company shall require any successor to all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, amalgamation, consolidation, reorganization or otherwise), by agreement in form and substance reasonably satisfactory to Indemnitee, to expressly assume and agree to perform this Deed in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used in this Deed, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 21 or which otherwise becomes bound by the terms and provisions of this Deed by operation of law.

22. Counterparts, Modification, Headings, Gender.

(a) This Deed may be executed in any number of counterparts, each of which shall constitute one and the same instrument, and either party hereto may execute this Deed by signing any such counterpart.

(b) No provision of this Deed may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Indemnitee and an appropriate officer of the Company. No waiver by any party at any time of any breach by any other party of, or compliance with, any condition or provision of this Deed to be performed by any other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

(c) Section headings are not to be considered part of this Deed, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Deed or any provision set forth herein.

(d) Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

23. Assignability. This Deed shall not be assignable by either party without the consent of the other.

24. Contracts (Rights of Third Parties) Act 1999. The parties to this Deed do not intend that this Deed can be enforced by any party who is not a party to this Deed by virtue of the Contracts (Rights of Third Parties) Act 1999.

25. Exclusive Jurisdiction; Governing Law. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Deed, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the courts of Texas, and, if necessary, the corresponding appellate courts. This Deed shall be governed in accordance with the laws of Texas applicable to contracts made and to be performed in such jurisdiction without giving effect to the principles of conflicts of laws. The Company and Indemnitee expressly submit themselves to the personal jurisdiction of Texas for the purposes of resolving any dispute relating to or arising under this Deed.

26. Termination.

(a) This Deed shall terminate upon the mutual agreement of the parties that this Deed shall terminate or upon the death of Indemnitee or the resignation, retirement, removal or replacement of Indemnitee from all of his positions as a director and/or officer of the Company and any of its subsidiaries.

(b) The termination of this Deed shall not terminate:

(i) the Company’s liability for claims or actions against Indemnitee arising out of or related to acts, omissions, occurrences, facts or circumstances occurring or alleged to have occurred prior to such termination; or

(ii) the applicability of the terms and conditions of this Deed to such claims or actions.

[Balance of page left intentionally blank; signature page follows.]

IN WITNESS WHEREOF, this Deed has been duly executed and delivered by Company and Indemnitee as of the date and year first above written.

EXECUTED as a DEED	)
by NOBLE CORPORATION PLC	)
acting by:	)

Director

in the presence of:

Witness signature:

Name:

Address:

Occupation:

SIGNED as a DEED and DELIVERED by	)
[INDEMNITEE]	)

Indemnitee

in the presence of:

Witness signature:

Name:

Address:

Occupation:

EXHIBIT A

INDEMNITEE’S UNDERTAKING

                    , 20

Noble Corporation plc

18b Charles Street

London

W1J 5DU

England

RE:	INDEMNITY DEED

Gentlemen:

Reference is made to the Indemnity Deed dated as of                      by and between Noble Corporation plc, an English Company registered in England and Wales (the “Company”), and the undersigned Indemnitee, and particularly to Section 6 thereof relating to advance payment by the Company of certain Expenses incurred by the undersigned Indemnitee. Capitalized terms used and not otherwise defined in this Indemnitee’s Undertaking shall have the respective meanings ascribed to such terms in the Deed.

The undersigned Indemnitee has incurred Expenses pursuant to Section 3 and/or 4 of the Deed in connection with a Proceeding. The types and amounts of Expenses are itemized on Attachment I to this Indemnitee’s Undertaking. The undersigned Indemnitee hereby requests that the total amount of these Expenses (the “Advanced Amount”) be paid by the Company in advance of the final disposition of such Proceeding in accordance with the Deed.

The undersigned Indemnitee hereby agrees to repay the Advanced Amount to the Company to the extent that it is ultimately determined that the undersigned Indemnitee is not entitled to be indemnified by the Company. This agreement of Indemnitee to repay shall be unsecured.

Very truly yours,

Signature

Name of Indemnitee (Type or Print)

ATTACHMENT I TO

INDEMNITEE’S UNDERTAKING

ITEMIZATION OF

TYPES AND AMOUNTS OF EXPENSES

Attached hereto are receipts, statements or invoices for the following qualifying Expenses which Indemnitee represents have been incurred by Indemnitee in connection with a Proceeding:

TYPE	AMOUNT
$

Total Advanced Amount:	$